                                                          REGISTRATION NO.  333-


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                       ----------------------------------------

                                       FORM S-8




                                REGISTRATION STATEMENT

                                        UNDER

                              THE SECURITIES ACT OF 1933

                         UNITED ASSET MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in Its Charter)

                                       Delaware
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            (State or Other Jurisdiction of Incorporation or Organization)

                                      04-2714625
--------------------------------------------------------------------------------
                       (I.R.S. Employer Identification Number)

      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
            (Address, Including Zip Code, and Telephone Number, Including
               Area Code, of Registrant's Principal Executive Offices)

                         UNITED ASSET MANAGEMENT CORPORATION
                     AMENDED AND RESTATED 1994 STOCK OPTION PLAN

                               (Full title of the plan)

            Joseph R. Ramrath, Senior Vice President and General Counsel,
                         United Asset Management Corporation
      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
        (Name and Address, Including Zip Code, and Telephone Number, Including
                           Area Code, of Agent for Service)

                                       Copy to:

                       Andrea M. Teichman, Esq., Hill & Barlow,
      One International Place, Boston, Massachusetts 02110, (617) 428-3000
--------------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE


   TITLE OF            AMOUNT TO BE           PROPOSED             PROPOSED              AMOUNT OF
SECURITIES TO BE     REGISTERED(1)(2)          MAXIMUM             MAXIMUM             REGISTRATION
  REGISTERED                               OFFERING PRICE    AGGREGATE OFFERING            FEE(1)
                                             PER UNIT(3)           PRICE(3)
Common Stock
($.01 par value)         5,500,000             $28.00          $154,000,000.00          $46,666.67


    (1) As permitted by Rule 429 under the Securities Act of 1933, the prospectuses incorporated by reference in this Registration
         Statement also cover 6,197,850 shares of common stock (as adjusted to reflect a two-for-one stock split of the Company's common stock, effected in the form of a 100% stock dividend paid on June 21, 1996 to stockholders of record as of June 7, 1996) previously registered but unissued (Registration Statement No. 33-54233). The Registrant paid a filing fee of $39,034.42 with that Registration Statement ($37,801.54 of which is attributable to the 6,197,850 shares of common stock covered by the prospectuses incorporated by reference in this Registration Statement).

    (2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments for any recapitalization, stock split, stock dividend or other similar change in the capitalization of the Company.

    (3) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on June 6, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of United Asset Management Corporation (the "Company") for the year ended December 31, 1996; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and (c) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, filed on July 22, 1986, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such report or document.

    Item 4.   DESCRIPTION OF SECURITIES.

    Not applicable.

    Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain legal matters relating to the shares of Common Stock, $.01 par value, of the Company to be issued pursuant to the United Asset Management Corporation Amended and Restated 1994 Stock Option Plan have been passed upon for the Company by Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110. John C. Vincent, Jr., a member of that firm, is an Assistant Secretary of the Company.

    Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's by-laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by law.

    The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities which are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions. One of the Company's directors serves as such under the terms of an agreement with a corporation of which he is an officer. In so serving, he is covered by the officers and directors liability insurance policy maintained by such corporation.

    Item 7.   EXEMPTION FROM REGISTRATION.

    Not applicable.

    Item 8.   EXHIBITS.

    See Exhibit Index.

    Item 9.   UNDERTAKINGS.

    A.   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 11, 1997.
                                       UNITED ASSET MANAGEMENT CORPORATION
                                       (Registrant)


                                       By: /S/ WILLIAM H. PARK
                                           -------------------------------
                                           William H. Park,
                                           Executive Vice President and
                                           Chief Financial Officer

                                  POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Norton H. Reamer, William H. Park, and Joseph R. Ramrath, and each them singly, his or her lawful attorneys with full power to them and each of them singly to sign for him or her in his or her name in the capacity indicated below this Registration Statement on Form S-8 (and any and all amendments hereto), hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys to this Registration Statement (and any and all amendments hereto).

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                            Title                   Date
        ---------                            -----                   ----

/s/ Norton H. Reamer
-------------------------------------- President and Chief       June 11, 1997
Norton H. Reamer                       Executive Officer,
                                       Director


/s/ William H. Park
-------------------------------------- Executive Vice           June 11, 1997
William H. Park                        President and Chief
                                       Financial Officer
                                       (principal financial
                                       officer and principal
                                       accounting officer)


/s/ Harold J. Baxter
-------------------------------------- Director                 June 11, 1997
Harold J. Baxter

/s/ J. Duncan Campbell, Jr.
-------------------------------------- Director                 June 11, 1997
J. Duncan Campbell, Jr.

/s/ John P. Clay
-------------------------------------- Director                 June 11, 1997
John P. Clay

/s/ Robert J. Greenebaum
-------------------------------------- Director                 June 11, 1997
Robert J. Greenebaum

/s/ Beverly L. Hamilton
-------------------------------------- Director                 June 11, 1997
Beverly L. Hamilton

/s/ Bryant M. Hanley, Jr.
-------------------------------------- Director                 June 11, 1997
Bryant M. Hanley, Jr.

/s/ Jay O. Light
-------------------------------------- Director                 June 11, 1997
Jay O. Light

/s/ John F. McNamara
-------------------------------------- Director                 June 11, 1997
John F. McNamara

/s/ David I. Russell
-------------------------------------- Director                 June 11, 1997
David I. Russell

/s/ Philip Scaturro
-------------------------------------- Director                 June 11, 1997
Philip Scaturro

/s/ John A. Shane
-------------------------------------- Director                 June 11, 1997
John A. Shane

/s/ Larry D. Tashjian
-------------------------------------- Director                 June 11, 1997
Larry D. Tashjian


/s/ Barbara S. Thomas
-------------------------------------- Director                 June 11, 1997
Barbara S. Thomas

                                    EXHIBIT INDEX
    Certain of the following exhibits (those marked with an asterisk) are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference. Inapplicable items have been omitted.

    Exhibit                            Title
    -------                            -----

      4.1 Restated Certificate of Incorporation of the Company (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference)

      4.2 By-Laws of the Company, as amended (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference)

      4.3 Specimen Certificate of Common Stock, $0.01 par value, of the Company (filed as an exhibit to the Company's Form S-1 as filed with the Securities and Exchange Commission and which became effective on August 22, 1986, and incorporated herein by reference (Registration No. 33-6874))

      5*      Opinion of Hill & Barlow, a Professional Corporation

     23.1*    Consent of Hill & Barlow, a Professional Corporation (included in
              Exhibit 5)

     23.2*    Consent of Price Waterhouse LLP

      24*     Power of Attorney (included above)